For media inquiries:                                                                  For investor relations inquiries:
Meredith J. Ching                                                                         Suzy P. Hollinger
808.525.6669                                                                                      808.525.8422
mching@abinc.com                                                                         shollinger@abinc.com

                                                                                                             FOR IMMEDIATE RELEASE
                                                                                                             Wednesday, July 6, 2011

ALEXANDER & BALDWIN APPOINTS
JOEL WINE CHIEF FINANCIAL OFFICER
Wine to Assume Responsibilities September 1, 2011

HONOLULU (July 6, 2011) -- Alexander & Baldwin, Inc. (NYSE:ALEX) President and Chief Executive Officer Stanley M. Kuriyama today announced the appointment of Joel Wine as the Company’s senior vice president, chief financial officer and treasurer effective September 1, 2011.  Wine will report directly to Kuriyama and oversee all financial matters of A&B and its subsidiaries as well as direct the Company’s corporate development activity.
Wine comes to A&B after fourteen years at Goldman Sachs, the last twelve of which have been in San Francisco, California, where he has been a managing director and senior investment banking advisor since 2004.  In his duties at Goldman Sachs, Wine provided strategic and financial advice to a broad spectrum of companies across the nation, including companies in the transportation and real estate sectors.  A&B has been in Wine’s portfolio of clients since 2002.

"We are very pleased to welcome Joel Wine to the A&B family.  Joel brings a breadth of experience in financial and strategic matters, and a close working knowledge of A&B’s businesses from over eight years as A&B's senior advisor at Goldman Sachs.  We believe he will be an excellent addition to our leadership team and will hit the ground running at A&B, helping to define strategic growth initiatives while continuing to maintain the Company's effective financial control and reporting environment."

Kuriyama also noted that, "Wine's hiring represents the effective and timely culmination of a comprehensive management transition plan announced in February." Wine will succeed Christopher J. Benjamin as chief financial officer as Benjamin assumes his new role as president of A&B Land Group, which encompasses A&B Properties, Inc. and the Company's various agricultural businesses.  Norbert M. Buelsing, current president of A&B Properties, will be retiring after helping to effect a smooth transition for Wine and Benjamin into their new roles.  Also as part of this realignment, Rick W. Volner was promoted on April 1 to general manager, Hawaiian Commercial & Sugar Company.

Wine holds a bachelor's degree from the University of Notre Dame and a master's degree in business administration from the University of Chicago.

Alexander & Baldwin, Inc., headquartered in Honolulu, Hawaii, is engaged in ocean transportation and logistics services through its subsidiaries, Matson Navigation Company, Inc. and Matson Integrated Logistics, Inc.; in real estate, through A&B Properties, Inc.; and in agribusiness, through Hawaiian Commercial & Sugar Company. Additional information about A&B may be found at its web site:  www.alexanderbaldwin.com.

Statements in this press release that are not historical facts are "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement.  These forward-looking statements are not guarantees of future performance. This release should be read in conjunction with our Annual Report on Form 10-K and our other filings with the SEC through the date of this release, which identify important factors that could affect the forward-looking statements in this release.

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